Exhibit 99.1

Evolent Health to Acquire New Century Health,
Expanding its Specialty Care Management Capabilities

The addition of New Century Health provides significant depth in managing high-cost specialty care for providers and payers

WASHINGTON, D.C., September 12, 2018 - Evolent Health, Inc. (NYSE: EVH) - Evolent Health, Inc. ("Evolent") and NCIS Holdings, Inc. and New Century Investment, LLC ("New Century Health") announced today that they have entered into a definitive agreement for Evolent to acquire New Century Health’s business for up to $217 million.

The combination of Evolent and New Century Health brings together two innovative companies that support provider organizations and health plans with clinical management and operational capabilities. Evolent was founded in 2011 to support providers in moving to a population health model of care delivery and to successfully manage performance-based payment arrangements. Founded in 2002 and headquartered in Massachusetts, New Century Health is a technology-enabled, specialty care management company focused primarily on cancer and cardiac care. Utilizing its proprietary technology platform, New Century Health brings together clinical capabilities, pharmacy management and physician engagement to assist its customers in managing the large and complex specialties of cancer and cardiac care. New Century Health manages approximately 462,000 Medicare Advantage lives under performance-based arrangements and provides administrative services (ASO) to several partner organizations. New Century Health serves 12 long-term operating partners across multiple states; these partners include at-risk provider organizations, as well as national and regional health plans.

“Since day one, Evolent has been focused on delivering improved and differentiated clinical outcomes for its provider partners; the addition of New Century Health will enhance our clinical capabilities and enable us to offer a more integrated set of MSO services to our current provider partners,” said Evolent Health President Seth Blackley. “The acquisition will also expand access to the payer market directly and allow us to facilitate collaboration between payers and providers. New Century Health has a proven, 15-year track record of delivering significant cost savings through its specialty care management model, deep clinical expertise and technology-driven approach. We look forward to welcoming New Century Health employees and clients to the Evolent family."

"We have consistently focused on aligning with organizations that can help us enhance our capabilities and grow our clinical impact and footprint, so I’m excited for New Century Health to take this next step with Evolent Health and have the opportunity to serve even more patients across the U.S.,” said New Century Health Chief Executive Officer Dr. Atul Dhir. “We look forward to combining our proven specialty care management methodologies and technology with Evolent's market-leading value-based care platform to help our clients effectively manage the high-cost specialties of oncology and cardiology through a provider-led, best-in-class approach."

Strategic Rationale
Together, the organizations will be able to offer comprehensive specialty care management services and technology across Medicare Advantage, Medicaid and commercial populations in support of both New Century Health and Evolent’s clients. Upon closing this transaction, the organizations together will serve more than 3.5 million lives across more than 40 long-term operating partners.

"The addition of the New Century Health business is a strong strategic fit for Evolent, as we work to deliver demonstrable improvements in clinical and financial outcomes for providers and payers," said Evolent Health Chief Executive Officer Frank Williams. "We believe this transaction furthers our differentiation and position as the leader in a high-growth market well into the future."

Transaction Details
The purchase price is up to $217 million, and consists of 3.1 million shares of Evolent Class B common stock and $120 million in cash at closing. The purchase price includes an earn-out of up to $20 million, payable in cash and Evolent Class B common stock, tied to future new business activity. Shares to be issued in relation to the earn-out are limited to 1.0 million shares with full payment expected to be made in the first quarter of 2020. The shares at closing and in the earn-out will be issued in transactions exempt from registration under the Securities Act of 1933, as amended. Evolent expects the acquired business, on a standalone basis, to generate adjusted revenues and adjusted EBITDA of approximately $177 million and $20 million, respectively for the Latest Twelve Months ended June 30, 2018; however, Evolent will consolidate the results of the acquired business only for the period subsequent to the close of the transaction. The companies expect the transaction to close within the next 120 days, subject to regulatory approvals and certain closing conditions set forth in the agreement.

Advisors
New Century Health was advised by Leerink Partners and legal counsel was provided by Winston & Strawn LLP. Bass, Berry & Sims PLC is acting as legal counsel to Evolent.

Conference Call and Webcast Details
Evolent will hold a conference call to discuss details of the transaction today, September 12, 2018, at 8:00 a.m., Eastern Time. The conference call will be available via live webcast on the company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 1.855.940.9467 and ask to join to the Evolent call. Participants are advised to dial in at least 15 minutes prior to the call to register. The call will be archived on the company's website for 90 days and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

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About Evolent Health
Evolent Health, Inc.’s Services segment focuses on partnering with leading provider organizations to achieve superior clinical and financial results in value-based care. With a provider heritage and over 20 years of health plan administration experience, Evolent operates in more than 30 U.S. health care markets, actively managing care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. Our True Health segment consists of a commercial health plan we operate in New Mexico that focuses on small and large businesses. For more information, visit www.evolenthealth.com.

About New Century Health
New Century Health is the nation’s leading specialty care management company, with special focus on Cancer and Cardiology patients. New Century Health partners with specialist providers and health plans to provide them with the clinical decision and population health management tools to ensure that cancer and cardiology patients receive the highest quality, most affordable care. To learn more about New Century Health, please visit newcenturyhealth.com.

Forward Looking Statements: Cautionary Language
Certain statements made in this release and in other written or oral statements made by us or on our behalf are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: "believe", "anticipate", "expect", "estimate", "aim", "predict", "potential", "continue", "plan", "project", "will", "should", "shall", "may", "might" and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	Uncertainties related to the timing of the receipt of required regulatory approvals for the merger;

•	The ability of Evolent and New Century Health to satisfy the closing conditions of the merger;

•	The occurrence of any change that could give rise to the termination of the merger agreement;

•	Our ability to implement integration plans for the merger and to recognize the anticipated growth and benefits of the merger;

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The risks that the merger and the other transactions contemplated by the merger agreement disrupt current plans and operations and the potential difficulties in retention of any members of senior management of New Century Health and any other key employees that Evolent is interested in retaining after the closing of the merger;

•	The limitations placed on the ability of Evolent and New Century Health to operate their respective businesses by the merger agreement;

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The effect of the announcement of the merger on Evolent's and New Century Health's business relationships, clients, suppliers, other partners, standing with regulators, operating results and businesses generally;

•	The amount of any costs, fees, expenses, impairments and charges related to the merger;

•	The market price for Evolent common stock potentially being affected, following the merger, by factors that historically have not affected the market price for Evolent common stock;

•	The structural change in the market for healthcare in the United States;

•	Consolidation in the healthcare industry;

•	Competition which could limit our ability to maintain or expand market share within our industry; and

•	Uncertainty in the healthcare regulatory framework.

The risks included here are not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Evolent described in the "Risk Factors" section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.

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Source: Evolent Health, Inc.

Contacts:

Bob East	Kim Conquest	Jennifer Butler
443.213.0502	540.435.2095	617.650.1390
Investor Relations	Evolent Media Relations	NCH Media Relations
InvestorRelations@evolenthealth.com	KConquest@evolenthealth.com	jbutler@newcenturyhealth.com